OCZ Technology Group Reports Fiscal 2011 Third Quarter Results

Record revenues with SSD revenues up 325% year over year and 105% sequentially;
Posts positive non-GAAP operating profit

San Jose, CA—January 10, 2011—OCZ Technology Group, Inc. (NASDAQ: OCZ), a leading provider of high-performance solid-state drives (SSDs) and memory modules for computing devices and systems, reports its third quarter 2011 results (Q3’11), which ended on November 30, 2010.

Net revenues in Q3'11 were a record $53.2 million, and increased 40% both on a year-over-year and sequential basis, from $38.0 million reported in Q3’10 and in Q2’11.

SSD revenues reached a record $41.5 million in Q3’11, an increase of 325% over Q3’10 SSD revenues of $9.8 million, and a 105% increase sequentially over Q2’11 SSD Revenues of $20.2 million.

In August 2010, the Company announced a strategic optimization of its memory products whereby it discontinued certain unprofitable commodity memory module products with the intent to continue only with certain high-performance memory products. However, since that time, there has been well-chronicled, continued weakness in the global DRAM markets.

Having balanced this DRAM market weakness against the capital needs of the Company’s growing SSD products, the board has determined that it is in the best interests of the stockholders to accelerate plans to discontinue its remaining DRAM module products by the end of its current fiscal year of February 28, 2011.  Accordingly, our DRAM products are now expected to have minimal, if any, sales in the next fiscal year and beyond.

Reporting on a GAAP basis, which includes certain items related to the accelerated discontinuation of the Company’s DRAM products, the acquisition of certain intellectual property, changes in warrant derivative valuation, and other non cash charges, GAAP net loss for Q3'11 was $8.3 million, or $0.29 loss per diluted share. This compares to GAAP net loss of $1.0 million, or $0.05 loss per share in Q3'10.

Non-GAAP net loss for Q3'11 was $0.9 million, or $0.03 loss per diluted share, as compared to non-GAAP net loss for Q3'10 of $1.6 million, or $0.07 loss per share. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

Financial Highlights
•	SSD revenue increased 325% year-over-year, to $41.5 million in Q3’11, representing 78% of net revenue
•	Positive non-GAAP operating income of $0.1 million in Q3’11 compared to a non-GAAP operating loss of $1.0 million in Q3’10
•	Positive non-GAAP Adjusted EBITDA of $0.4 million in Q3’11
•	Non-GAAP gross margin increased to 19.4% in Q3’11
•	Accelerated the discontinuation of remaining DRAM module products
•	Company raised $22 million in a private placement to several institutional stockholders priced at a premium to the then-market price

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Recent Business Highlights:
•	Recently began shipping Deneva Series Enterprise SSDs in mass production quantities to a new Tier 1 OEM client
•	OEM SSD business continued to ramp, with numerous new client wins such as BOLData and Falcon Northwest Computer Systems, while several current clients ramped shipments of SSDs
•	Recently began shipping High Speed Data Link (HSDL) enabled IBIS SSD drives in mass production quantities to select clients
•	Launched the 2nd generation REVO X2 PCIe based SSD with up to 150k random write IOPS , in capacities up to 960GBs , and deployed with key high performance workstation OEMs
•
Acquired certain Fibre Channel interface and DRAM based SSD controller technology from Solid Data Inc, in order to facilitate the companies move into Fibre Channel and low latency enterprise SSD Segments

•	Began mass production of 2xNm based SSD for low cost applications and started sampling 2xNm based high durability SSDs for Enterprise Server and Storage applications
•	Opened new SSD manufacturing facility in Taiwan, nearly quadrupling our manufacturing capacity with the addition of two new SMT lines, the first in October and the second which has just come on-line

Business Overview:
 “Revenue generated from our Solid State Drive products for the third fiscal quarter more than doubled on a sequential basis,” said Ryan Petersen, Chief Executive Officer of OCZ Technology. “SSD revenue accounted for 78% of our revenue and just by itself exceeds our historical quarterly revenue totals across all categories, thus reinforcing our decision to discontinue our remaining DRAM products.”

Mr. Petersen concluded, “We have focused on building the OEM and enterprise segments of our business, and last month we announced a mass production order from a Tier 1 OEM for our enterprise class SSDs, reflecting the reliability, speed and total cost of ownership solid state drives provide over traditional mechanical hard drives. We believe the market opportunity for SSDs is significant, and to that end, we will continue to invest in research and development to extend our leadership position. We also plan to increase our sales and marketing efforts in order to facilitate continued revenue growth and increased market share as SSDs gain adoption in all segments.”

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Revenue Information:
To help investors better understand OCZ’s historical revenue trends and its rapid product transition from high performance memory into SSDs, a revenue chart is shown below for the last 9 quarters:

Net Revenue by product groups ($000)’s (GAAP-Unaudited)
	Q3 '09	Q4 '09	Q1 '10	Q2 '10	Q3 '10	Q4 '10	Q1 '11	Q2'11	Q3'11
SSD	2,161	5,114	10,485	11,146	9,756	12,123	13,349	20,187	41,471
Memory	22,043	24,222	17,363	17,342	21,281	15,529	15,032	12,605	6,261
PSU / Other	11,025	11,782	7,923	9,308	6,987	4,716	5,906	5,253	5,490
Total Net revenues	35,229	41,118	35,771	37,796	38,024	32,368	34,287	38,045	53,222

Guidance:
For fiscal year 2011, ending February 28, 2011, OCZ’s revenue guidance was in the range of $170 million to $190 million.  Notwithstanding the discontinuance of the Company's historically significant DRAM module products, OCZ still guides to the middle of the previously provided range due to the continuing growth in the Company's SSD products.

Conference Call:
OCZ will host its fiscal 2011 third quarter conference call for the period ended November 30, 2010 at 5:00pm ET (2:00pm PT), on January 10, 2011. Ryan Petersen, CEO, and Arthur Knapp, CFO, will discuss the company’s performance on the call.

All interested parties can join the call by dialing (877) 372-0867 or (253) 237-1170. Please call-in 15 minutes prior to the call to secure a line. The conference call will be archived for replay until January 24, 2011. To access the archived conference call, please dial (800) 642-1687 or (706) 645-9291 and enter replay passcode 34067591. A live audio webcast of the conference call will be available by visiting the investor relations events conference call section of the OCZ website at www.ocztechnology.com. Please connect at least 15 minutes prior to the conference call to ensure adequate time for connection. The webcast will be archived for replay until January 24, 2011.

About OCZ Technology Group, Inc.
Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (“OCZ”) is a leader in the design, manufacturing, and distribution of high performance and reliable Solid State Drives (SSDs) and premium computer components. OCZ has built on its expertise in high-speed memory to become a leader in the SSD market, a technology that competes with traditional rotating magnetic hard disk drives (HDDs). SSDs are faster, more reliable, generate less heat and use significantly less power than the HDDs used in the majority of computers today. In addition to SSD technology, OCZ also offers high performance components for computing devices and systems, including enterprise-class power management products as well leading-edge computer gaming solutions. For more information, please visit: www.ocztechnology.com.

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Forward-Looking Statements
Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “will,” “would,” “expect,” “anticipate,” “should” or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, market acceptance of OCZ’s products and OCZ’s ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ’s ability to efficiently manage material and inventory, including integrated circuit chip costs and freight costs; and OCZ’s ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in “Item 1A – Risk Factors” in Part I in OCZ’s Annual Report on Form 10-K filed with the SEC on May 20, 2010 and statements made in other subsequent filings. The filings are available both at www.sec.gov as well as via OCZ’s website at www.ocztechnology.com. OCZ does not undertake to update its forward-looking statements.

Non-GAAP Financial Measure
OCZ provides EBITDA and Adjusted EBITDA as supplemental non-GAAP financial measures to its investors as a complement to net income/loss. An explanation and reconciliation of EBITDA and Adjusted EBITDA to net income/loss is set forth below. OCZ believes that providing EBITDA and Adjusted EBITDA, non-GAAP measures, to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing OCZ's performance using financial metrics that the management team use in making many key decisions and understanding how OCZ's "core operating performance" and its results of operations may look in the future. OCZ believes that providing this information allows OCZ's investors greater transparency and a better understanding of OCZ's core financial performance. EBITDA and Adjusted EBITDA are not in accordance with or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

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Calculation of EBITDA and Adjusted EBITDA
EBITDA is calculated as net income/loss excluding the impact of taxes, net interest income/expense and depreciation and amortization. Adjusted EBITDA is calculated as net income/loss excluding the impact of taxes, net interest income/expense, depreciation and amortization, as well as inventory adjustments for discontinued products, severance cost,  goodwill and intangible impairment, non-cash charges related to stock options and warrants, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. OCZ uses EBITDA and Adjusted EBITDA in evaluating OCZ's historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses these non-GAAP measures to further understand and analyze the cash used in/generated from OCZ's core operations. OCZ believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. OCZ further believes that providing this information allows OCZ's investors greater transparency and a better understanding of OCZ's core financial results.

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OCZ Technology Group, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (Unaudited)
($ in thousands, except per share data)

	Three Months Ended November 30,
	2010				2009
	GAAP	Adj		non-GAAP	GAAP	Adj		non-GAAP

Net revenues	$53,222	$1,470	(a)	$54,692	$38,024			$38,024
Cost of revenues	45,561	(1,500)	(b)	44,061	31,567			31,567
Gross profit	7,661			10,631	6,457			6,457

Gross margin %	14.4%			19.4%	17.0%			17.0%

Operating expenses	12,235	(1,685)	(c)	10,550	7,507	(103)	(e)	7,404

Operating income (loss)	(4,574)			81	(1,050)			(947)

Financing costs/other	(952)			(952)	78	(668)	(f)	(590)
Warrant fair value adjustment	(2,788)	2,788	(d)	-	-

Pre-Tax	(8,314)			(871)	(972)			(1,537)

Income tax expense	25			25	-			-
Net income (loss)	$(8,339)			$(896)	$(972)			$(1,537)

Net income (loss) per share:	$(0.29)			$(0.03)	$(0.05)			$(0.07)

Weighted Shares Outstanding	28,600			28,600	21,300			21,300

Calculation of EBITDA and adjusted EBITDA:	Three Months Ended November 30, 2010				Three Months Ended November 30, 2009

				As Adjusted				As Adjusted
Net income (loss)	$(8,339)			$(896)	$(972)			$(1,537)

Income taxes	25			25	-			-
Financing costs/other	952			952	(78)			590
Depreciation and amortization	288			288	289			289

EBITDA	$(7,074)			$369	$(761)			$(658)

Computational Notes:

(a) Abnormal level of rebates on liquidation sales of certain DRAM module products
(b) Reserves for discontinuance of additional DRAM module products
(c) Technology acquisition ($995)+ Executive severance ($327) + other non-recurring costs ($105) + stock based compensation/intangibles ($258)
(d) Non-cash costs for revaluation of warrants issued in connection with equity financing
(e) Stock based compensation and Intangible amortization
(f) Gain related to sale of the NIA product line

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OCZ Technology Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share amount)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	unaudited		unaudited
	2010	2009	2010	2009

Net revenues	$53,222	$38,024	$125,550	$111,591
Cost of revenues	45,561	31,567	112,105	95,178
Gross profit	7,661	6,457	13,445	16,413

Sales and marketing	4,763	2,520	11,140	7,727
Research and development	1,914	1,328	5,172	4,023
General, administrative and operations	5,558	3,659	13,679	11,214
Total operating expenses	12,235	7,507	29,991	22,964
Operating income (loss)	(4,574)	(1,050)	(16,546)	(6,551)
Other income (expense) - net	(101)	600	(112)	669
Interest and financing costs	(851)	(522)	(2,020)	(1,148)
Adjustment to the fair value of common stock warrants	(2,788)	-	(1,236)
Income (loss) before income taxes	(8,314)	(972)	(19,914)	(7,030)

Income tax expense (benefit)	25		861	(1)
Net income (loss)	$(8,339)	$(972)	$(20,775)	$(7,029)

Net income (loss) per share:
Basic	$(0.29)	$(0.05)	$(0.78)	$(0.33)
Diluted	$(0.29)	$(0.05)	$(0.78)	$(0.33)

Shares used in per share computation:
Basic	28,600	21,300	26,800	21,300
Diluted	28,600	21,300	26,800	21,300

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OCZ Technology Group, Inc.
Consolidated Balance Sheets
($ in thousands)

	November 30, 2010	February 28, 2010
	unaudited

ASSETS
Current Assets:
Cash and cash equivalents	$20,103	$1,224
Accounts receivable, net of allowances of $2,659 and $2,853	30,010	20,380
Inventory, net	16,482	9,846
Note receivable	375	375
Deferred tax asset, net	-	836
Prepaid expenses and other current assets	2,756	1,811
Total current assets	69,726	34,472
Property and equipment, net	2,550	2,629
Intangible asset	35	88
Goodwill	9,989	9,954
Investment	668	668
Other assets	42	38
Total assets	$83,010	$47,849

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Loans payable	$15,437	$10,354
Note payable	-	500
Accounts payable	38,350	26,318
Accrued and other liabilities	6,560	4,389
Total current liabilities	60,347	41,561
Common stock warrant liability	3,317	-
Total Liabilities	63,664	41,561

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, $0.0025 par value; 20,000,000 shares authorized; 0 and 60,990 shares issued and outstanding as of November 30, 2010 and February 28, 2010 respectively	-	-
Common stock, $0.0025 par value; 120,000,000 shares authorized; 34,165,718 and 21,278,643 shares issued and outstanding as of November 30, 2010 and February 28, 2010 respectively	85	53
Additional paid-in capital	65,707	31,862
Accumulated translation adjustment	(208)	(164)
Accumulated deficit	(46,238)	(25,463)
Total stockholders' equity	19,346	6,288
Total liabilities and stockholders' equity	$83,010	$47,849

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OCZ Technology Group, Inc.
Consolidated Statements of Cash Flow
(In thousands)

	Nine Months Ended
	November 30,
	2010	2009
	unaudited	unaudited

Cash flows from operating activities:
Net income (loss)	$(20,775)	$(7,029)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation of property and equipment	807	744
Amortization of intangibles	53	83
Bad debt expense	931	520
Stock-based compensation	624	465
Disposition of product line	-	(668)
Fair value adjustment of stock warrants	1,236	-
Adjustment to deferred tax asset	836	-
Non-cash inventory reserve	3,696	-
Non-cash business acquisition	644	-
Changes in operating assets and current liabilities:
Accounts receivable	(10,561)	216
Inventory	(10,332)	3,159
Prepaid expenses and other assets	(945)	(137)
Accounts payable	12,032	934
Accrued and other liabilities	2,171	440
Net cash (used in) provided by operating activities	(19,583)	(1,273)

Cash flows from investing activities:
Purchases of property and equipment	(728)	(658)
(Increase) decrease in deposits	(4)	44
Business acquisition earn out payments	(35)	(355)
Net cash used in investing activities	(767)	(969)

Cash flows from financing activities:
Issuance of common stock	34,287	8
Issuance of preferred stock	-	40
Proceeds from employee stock programs	403	-
Proceeds from bank loan, net	5,083	2,677
Increase (repayment) of shareholder loan	(500)	300
Net cash provided by (used in) financing activities	39,273	3,025

Effect of foreign exchange rate changes on cash and cash equivalents	(44)	(51)
Net increase in cash and cash equivalents	18,879	732
Cash and cash equivalents at beginning of period	1,224	420
Cash and cash equivalents at end of period	$20,103	$1,152

Supplemental disclosures:
Interest paid	$888	$571
Income taxes paid	$25	$-

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Contact:

OCZ Technology Group, Inc.
Ryan Petersen, CEO
408-733-8400

OCZ Technology Group, Inc.
Bonnie Mott, Investor Relations Manager
408-440-3428
bmott@ocztechnology.com

Abhi Kanitkar
ICR Inc.
415-671-0745
Abhi.Kanitkar@icrinc.com
www.icrinc.com

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